UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or l5 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2009

ICO GLOBAL COMMUNICATIONS (HOLDINGS) LIMITED
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)
001-33008	98-0221142
(Commission File Number)	(IRS Employer Identification No.)

Plaza America Tower I
11700 Plaza America Drive, Suite 1010
Reston, Virginia  20190
(Address of principal executive offices, including zip Code)

(703) 964-1400
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03      Bankruptcy or Receivership

This Current Report on Form 8-K/A amends the Current Report on Form 8-K filed on May 15, 2009 to report the filing by DBSD North America, Inc. (formerly ICO North America, Inc.) and its subsidiaries (“DBSD”), a 99.84% owned subsidiary of ICO Global Communications (Holdings) Limited (“ICO Global”), of a voluntary petition for relief under Chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court for the Southern District of New York (the “Chapter 11 Cases”).  Due to a clerical error, the press release that was to be attached as Exhibit 99.1 announcing the filing of the Chapter 11 Cases was omitted from the filing.  The press release dated May 15, 2009 announcing the filing of the Chapter 11 Cases is attached hereto as Exhibit 99.1.

Item 9.01     Financial Statements and Exhibits

99.1        Press Release dated May 15, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ICO GLOBAL COMMUNICATIONS (HOLDINGS) LIMITED (Registrant)
Date: May 18, 2009	By:	/s/ John L. Flynn
John L. Flynn Executive Vice President, General Counsel and Corporate Secretary